          As filed with the Securities and Exchange Commission on April 17, 1995
                                                       Registration No. 33-
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________


                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
            _______________________________________________________


                             HARTMARX CORPORATION
            (Exact name of registrant as specified in its charter)


            Delaware                                        36-3217140
(State or other jurisdiction of                          (I.R.S Employer
incorporation or organization)                         Identification No.)

101 North Wacker Drive Chicago, Illinois                      60606
(Address of Principal Executive Offices)                    (Zip Code)


                           1995 INCENTIVE STOCK PLAN
                                      and
                  1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full Title of the Plans)


                                 Mary D. Allen
            Executive Vice President, General Counsel and Secretary
                             Hartmarx Corporation
                            101 North Wacker Drive
                            Chicago, Illinois 60606
                                 312 357-5300
           (Name, address and telephone number of agent for service)


       Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

                        CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
                                       Proposed        Proposed
                       Amount of       Maximum         Maximum       Amount of
Title of Securities  Shares to be   Offering Price    Aggregate     Registration
to be Registered     Registered/1/   Per Share/2/   Offering Price      Fee
________________________________________________________________________________
Common Stock
$2.50 Par Value        1,825,000         $5.44        $9,928,000     $3,423.45

________________________________________________________________________________

/1/    This Registration Statement also covers the stock purchase rights (the
"Rights") of the Registrant which are presently attached to and trade with the Common Stock of the Registrant. Any value attributable to the Rights is reflected in the market price of the Common Stock. Such additional securities are also being registered hereby as may become issuable under the Plans as a result of applicable anti-dilution provisions.

/2/    Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on April 12, 1995.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.
________________________________________________________________________________

There are 13 pages in this Registration Statement. The Exhibit Index is on page 9.

                           1995 INCENTIVE STOCK PLAN
                                      and
                  1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                  __________________________________________


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.             Incorporation of Documents by Reference

     The following documents filed by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"),(Exchange Act File
No. 1-8501) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     (a) Annual Report on Form 10-K for the fiscal year ended November 30, 1994;

     (b) Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1995;

     (c) The description of the Registrant's Common Stock contained in the Registrant's statement on Form 8-B dated July 8, 1983; and

     (d) The description of the Registrant's rights to purchase preferred stock contained in the Registrant's registration statement on Form 8-A dated
January 27, 1986, as amended by the Registrant's amendment on Form 8 dated
July 17, 1989, as amended by the Registrant's amendment on Form 8 dated September 30, 1992, and as amended by the Registrant's amendment on Form 8 dated December 31, 1992.

     All documents filed by the Registrant pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     The validity of the issuance of the shares of Common Stock, and the rights in connection therewith, offered hereby will be passed upon for the Registrant by Mrs. Mary D. Allen, Executive Vice President, General Counsel and Secretary of the Registrant. Mrs. Allen holds options covering 25,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

     The General Corporation Law of the State of Delaware (the "GCL") and Article EIGHTH of the Registrant's Restated Certificate of Incorporation provide for the indemnification of any person who was, is or is threatened to be made a party to any action because such person is or was a director, officer, employee or agent of the Registrant, or served another enterprise at the request of the Registrant, against reasonable expenses (including attorneys' fees) and, except as to an action by or in the right of the Registrant whereby such person is found liable to the Registrant, judgments, fines and reasonable settlement payments in connection with such actions.

     The Bylaws of the Registrant provide for indemnification of its officers and directors to the fullest extent permitted by the GCL. The Registrant has entered into Indemnification Agreements (ratified by its stockholders) with each member of its Board of Directors to provide them with specific contractual assurance of indemnification, rights to advance reimbursement of related expenses and certain other protections not specifically provided under Delaware law. Directors' rights under the Indemnification Agreements are not exclusive of other rights they have under the Registrant's Bylaws or Restated Certificate of Incorporation or under Delaware law.

     The GCL authorizes the purchase of indemnification insurance by the Registrant. The Registrant currently maintains a policy insuring, subject to certain exceptions, its directors and officers and the directors and officers of its subsidiaries against liabilities which may be incurred by such persons acting in such capacities.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

    4-A. Rights Agreement dated as of January 17, 1986, between the Registrant and The First National Bank of Chicago (incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A effective January 31, 1986)(1).

  4-A-1. Amendment to Rights Agreement, dated as of July 12, 1989, among the Registrant, The First National Bank of Chicago and First Chicago Trust Company of New York (incorporated by reference as Exhibit 4-A-1 to Form 10-K for the year ended November 30, 1994)(1).

  4-A-2. Second Amendment to Rights Agreement, dated as of September 20, 1992, between the Registrant and First Chicago Trust Company of New York (incorporated by reference as Exhibit 4-A-2 to Form 10-K for the year ended November 30, 1992)(1).

  4-A-3. Third Amendment to Rights Agreement, dated as of December 30, 1992, between the Registrant and First Chicago Trust

          Company of New York (incorporated by reference as Exhibit 4-A-3 to Form 10-K for the year ended November 30, 1992)(1).

     5. Opinion of Mary D. Allen, Executive Vice President, General Counsel and Secretary of the Registrant.

   23-A.  Consent of Price Waterhouse LLP.

   23-B.  Consent of Mary D. Allen (included in Exhibit 5).

     24.  Powers of Attorney.

(1)  File No. 1-8501


Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (iii) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the Registrant's latest annual report to stockholders for its last fiscal year meeting the requirements of Rule 14a-3 under the Securities Exchange Act of 1934, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 days period the annual report for the last fiscal year will be furnished to each such employee.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 13th day of April, 1995.


                                                      HARTMARX CORPORATION


                                                 By:   /s/ Mary D. Allen
                                                    -------------------------
                                                          Mary D. Allen,
                                                     Executive Vice President,
                                                   General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                     Title                        Date
       ---------                     -----                        ----


                           Director, Chairman
          *                of the Board and Chief            April 13, 1995
- -----------------------    Executive Officer
    Elbert O. Hand         (Principal Executive Officer)



                           Director, President, and          April 13, 1995
          *                Chief Operating Officer
- -----------------------
     Homi B. Patel



          *                Executive Vice President,
- -----------------------    Chief Financial Officer           April 13, 1995
   Wallace L. Rueckel      (Principal Financial Officer)



          *                Senior Vice President,            April 13, 1995
- -----------------------    Finance and Administration
    Glenn R. Morgan        (Principal Accounting Officer)

          *                Director                          April 13, 1995
- -----------------------
   A. Robert Abboud


          *                Director                          April 13, 1995
- -----------------------
   Letitia Baldrige


          *                Director                          April 13, 1995
- -----------------------
    Jeffrey A. Cole


          *                Director                          April 13, 1995
- -----------------------
   Raymond F. Farley


          *                Director                          April 13, 1995
- -----------------------
    Donald P. Jacobs


          *                Director                          April 13, 1995
- -----------------------
     Miles L. Marsh


          *                Director                          April 13, 1995
- -----------------------
    Charles Marshall


          *                Director                          April 13, 1995
- -----------------------
    Charles K. Olson


          *                Director                          April 13, 1995
- -----------------------
    Talat M. Othman


          *                Director                          April 13, 1995
- -----------------------
    Stuart L. Scott


          *                Director                          April 13, 1995
- -----------------------
     Sam F. Segnar



*By: /s/ Mary D. Allen
    --------------------
       Mary D. Allen
      Attorney-in-Fact

                                 EXHIBIT INDEX
                                                                     Seq.
                                                                     Page
                                                                    Number

4-A.   Rights Agreement dated as of January 17, 1986,
       between the Registrant and The First National Bank
       of Chicago (incorporated by reference to Exhibit 1
       to Registration Statement on Form 8-A effective                 *
       January 31, 1986)(1).

4-A-1. Amendment to Rights Agreement, dated as of July 12,
       1989, among the Registrant, The First National Bank
       of Chicago and First Chicago Trust Company of New
       York (incorporated by reference as Exhibit 4-A-1 to
       Form 10-K for the year ended November 30, 1994)(1).             *

4-A-2. Second Amendment to Rights Agreement, dated as of
       September 20, 1992, between the Registrant and
       First Chicago Trust Company of New York
       (incorporated by reference as Exhibit 4-A-2 to Form
       10-K for the year ended November 30, 1992)(1).                  *

4-A-3. Third Amendment to Rights Agreement, dated as of
       December 30, 1992, between the Registrant and First
       Chicago Trust Company of New York (incorporated by
       reference as Exhibit 4-A-3 to Form 10-K for the
       year ended November 30, 1992)(1).                               *

5.     Opinion of Mary D. Allen, Executive Vice President,
       General Counsel and Secretary of the Registrant.                10

23-A.  Consent of Price Waterhouse LLP.                                12

23-B.  Consent of Mary D. Allen (included in Exhibit 5).

24.    Powers of Attorney.                                             13



(1)  File No. 1-8501
 *   Documents incorporated by reference